UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 herein is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 15, 2019, Seitel Canada Holdings, Inc. (“Seitel Canada Holdings”), a wholly-owned subsidiary of Seitel, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Pulse Seismic Inc. (“Pulse”) to sell all of the issued and outstanding shares of its wholly-owned subsidiary, Seitel Canada Ltd. (“Seitel Canada”). The assets of Seitel Canada include the Canadian 2D and 3D seismic data library, consisting of approximately 14,100 square miles of 3D seismic data and approximately 400,000 linear miles of 2D seismic data.
Under the terms of the Purchase Agreement, Pulse will pay an aggregate purchase price of approximately CDN $53 million, net of cash and subject to working capital adjustments as described in the Purchase Agreement, plus an earn out equal to 50% of the cash resales generated from the seismic data library acquired by Pulse over the two years following closing, up to a maximum of CDN $5 million. The Purchase Agreement contains certain customary representations and warranties and certain customary covenants, including, but not limited to, covenants not to compete. The Purchase Agreement also provides that each of the parties to the Purchase Agreement will indemnify the other for losses arising from certain breaches of the Purchase Agreement and for certain other matters as more fully described in the Purchase Agreement. The transactions contemplated by the Purchase Agreement were consummated on January 15, 2019 (the “Disposition”).
The foregoing description of the Purchase Agreement and the transactions contemplated does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement itself. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
A copy of the press release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.

On January 15, 2019, the Company issued a press release to announce select preliminary unaudited financial results of the fourth quarter and year ended December 31, 2018. A copy of the press release issued concerning the preliminary results is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

The following exhibits are being furnished with this report:

Exhibit No.	Description
10.1	Share Purchase Agreement
99.1	Press Release of Seitel, Inc. dated January 15, 2019
99.2	Unaudited pro forma condensed consolidated financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: January 22, 2019	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer